SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002 (September 30, 2002)

AMERICAN RETIREMENT CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	01-13031	62-1674303

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Westwood Place, Suite 200 Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 221-2250

Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events

     On September 30, 2002, American Retirement Corporation (“ARC”) issued a press release announcing that it has closed the $125.0 million of financing transactions with Health Care Property Investors, Inc. which were previously announced on August 14, 2002. The press release is attached hereto as Exhibit 99.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

(a) Not applicable.

(b) Not Applicable.

(c) Exhibits:

(99)	Press Release dated September 30, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RETIREMENT CORPORATION

Date: September 30, 2002	By:	/s/ W.E. Sheriff

	Name:	W.E. Sheriff

	Title:	Chief Executive Officer

EXHIBIT INDEX

No.	Exhibit

99	Press Release, dated September 30, 2002.